                                                                               .
                                                                               .
                                                                               .

                                                                    Exhibit 5(a)

------------------------------------------------------------------------------------------------------------------------------------
MetLife Insurance Company of Connecticut                                                                          MASTER APPLICATION
One Cityplace - Hartford, CT 06103-3415                                                                            GOLD TRACK SELECT
------------------------------------------------------------------------------------------------------------------------------------
SECTION I - CONTRACT OWNER INFORMATION
------------------------------------------------------------------------------------------------------------------------------------
The Contract Owner will be the "Trustees of" (Retirement Plan Name):                    Plan Year End (Required):

_____________________________________________________________________________________   ____________________________________________
Employer/Sponsor Name:

____________________________________________________________________________________________________________________________________
Names of Trustees:

____________________________________________________________________________________________________________________________________
Employer's Address:

____________________________________________________________________________________________________________________________________
Employer's Tax ID Number:                  Employer's Phone Number:                Employer's Fax Number:

________________________________________   _____________________________________   _________________________________________________
------------------------------------------------------------------------------------------------------------------------------------
SECTION II - PLAN & CONTRACT INFORMATION
------------------------------------------------------------------------------------------------------------------------------------
PLAN TYPE (Please check appropriate box(es).)          CONTRACT TYPE (If an allocated contract is selected please check the appropriate Participant Accounting Agreement desired.)

401 PLANS:                                             [ ] ALLOCATED CONTRACT (PLEASE CHECK A, B, C OR D BELOW)
[ ] 401(k) Plan                                            [ ] A. Quarterly statements should be mailed to plan participants.
[ ] Profit Sharing Plan                                           Individual addresses are required. MetLife will prepare form
[ ] Money Purchase Plan                                           1099R* for tax reporting purposes.
[ ] Target Benefit Plan
[ ] Defined Benefit Plan                                   [ ] B. Quarterly statements should be mailed to plan participants.
                                                                  Individual addresses are required. Tax reporting will be done by
403(B) AND 457 PLANS:                                             the employer.
[ ] Non-ERISA TSA 403(b)*
[ ] ERISA TSA 403(b)                                       [ ] C. Quarterly statements should be mailed to the employer. Tax
[ ] 457 Deferred Compensation Plan                                reporting will be done by the employer.

(*allocated contract applies under Contract type)          [ ] D. Quarterly statements and 1099R* forms will be prepared by MetLife and mailed to the employer.

                                                       [ ] UNALLOCATED CONTRACT
----------------------------------------------------
[ ] Check here if rollover accounts should be set up   *    1099R tax reporting applies to 401, 403, and non-governmental 457 plans.
for participants
------------------------------------------------------------------------------------------------------------------------------------
If Participant Accounting is to be performed BY MetLife, a detailed listing of plan contributions by participant is required in a format approved by MetLife. Data files can be sent to our internet mailbox or on a 3 1/2" diskette. Please check the format you will use.
MAIL:   [ ] LIST BILL   [ ] DISKETTE   [ ] SPREADSHEET            [ ] INTERNET - E-REMIT
------------------------------------------------------------------------------------------------------------------------------------
Please provide the name of the person to call to discuss the contribution file format and delivery:
------------------------------------------------------------------------------------------------------------------------------------
PAYROLL CONTACT NAME:                               Phone Number:                       Fax Number:

_________________________________________________   _________________________________   ____________________________________________
------------------------------------------------------------------------------------------------------------------------------------
Payroll Frequency:
[ ] Weekly              [ ] Bi-Weekly (26 per yr.)              [ ] Semi-Monthly (24 per yr.)           [ ] Monthly
[ ] Quarterly           [ ] Other (please describe):
------------------------------------------------------------------------------------------------------------------------------------
IF THIS IS AN UNALLOCATED ACCOUNT, FOR INVESTMENT PURPOSES ALL MONEY SOURCES WILL BE TREATED AS ONE SOURCE.
------------------------------------------------------------------------------------------------------------------------------------
PLEASE SELECT THE MONEY SOURCES APPLICABLE TO YOUR 401 PLAN:
[ ] Employee Deferral           [ ] Rollover            [ ] Employer Match              [ ] Employer Discretionary
------------------------------------------------------------------------------------------------------------------------------------
PLEASE SELECT THE MONEY SOURCES APPLICABLE TO YOUR 403(B) OR 457 PLAN:
[ ] Employee Deferral           [ ] Rollover            [ ] Employer Match              [ ] Employer Discretionary
------------------------------------------------------------------------------------------------------------------------------------
ALL MONEY SOURCES WILL BE DIRECTED BY PARTICIPANTS UNLESS OTHERWISE NOTED BELOW. PLEASE INDICATE ANY EMPLOYER DIRECTION OF A MONEY
SOURCE:
------------------------------------------------------------------------------------------------------------------------------------

L-21158 A                          (BAR CODE)        ORDER NO. L-21158 REV. 5-06


                                                                          1 OF 5

------------------------------------------------------------------------------------------------------------------------------------
SECTION III - FUNDING OPTION SELECTIONS
------------------------------------------------------------------------------------------------------------------------------------
(Please select the funding options desired for your plan. Please note: A funding option cannot be offered initially under your plan if it has not been selected on this form.)
------------------------------------------------------------------------------------------------------------------------------------
[ ] American Funds Global Growth Fund                     IL      [ ] Lord Abbett Bond Debenture Portfolio                    AF
[ ] American Funds Growth Fund                            IG      [ ] Lord Abbett Growth and Income Portfolio                 HL
[ ] American Funds Growth-Income Fund                     II      [ ] Lord Abbett Growth and Income Series Fund - Class VC    FK
[ ] Batterymarch Mid-Cap Stock Portfolio                  1M      [ ] Lord Abbett Mid-Cap Value Series Fund - Class VC        FL
[ ] BlackRock Aggressive Growth Portfolio                 DQ      [ ] Mercury Large-Cap Core Portfolio                        DR
[ ] BlackRock Bond Income Portfolio                       4W      [ ] Met/AIM Capital Appreciation Portfolio                  KC
[ ] BlackRock Money Market Portfolio                      1K      [ ] Met/AIM Small Cap Growth Portfolio                      FY
[ ] Delaware VIP Small Cap Value Series                   AP      [ ] MetLife Aggressive Allocation Portfolio                 H9
[ ] Dreman Small-Cap Value Portfolio                      F0      [ ] MetLife Conservative Allocation Portfolio               H5
[ ] Dreyfus VIF Appreciation Portfolio                    DP      [ ] MetLife Conservative to Moderate Allocation Portfolio   H6
[ ] Dreyfus VIF Developing Leaders Portfolio              DS      [ ] MetLife Investment Diversified Bond Fund                OB
[ ] Federated High Yield Portfolio                        4E      [ ] MetLife Investment International Stock Fund             OI
[ ] FI Large Cap Portfolio (Fidelity)                     4G      [ ] MetLife Investment Large Company Stock Fund             OC
[ ] FI Value Leaders Portfolio (Fidelity)                 4F      [ ] MetLife Investment Small Company Stock Fund             OE
[ ] Fidelity VIP Contrafund(R) Portfolio                  FT      [ ] MetLife Moderate Allocation Portfolio                   H7
[ ] Fidelity VIP Mid Cap Portfolio                        D1      [ ] MetLife Moderate to Aggressive Allocation Portfolio     H8
[ ] Harris Oakmark International Portfolio                4C      [ ] MFS(R) Total Return Portfolio                           HT
[ ] Janus Aspen Series Mid Cap Growth Portfolio           JA      [ ] MFS(R) Value Portfolio                                  BD
[ ] Janus Capital Appreciation Portfolio                  US      [ ] Neuberger Berman Real Estate Portfolio                  I3
[ ] Lazard Retirement Small Cap Portfolio                 RS      [ ] Oppenheimer Global Equity Portfolio                     IK
[ ] Legg Mason Partners Managed Assets Portfolio          UA      [ ] PIMCO VIT Real Return Portfolio                         PR
[ ] Legg Mason Partners Variable Adjustable Rate Income           [ ] PIMCO VIT Total Return Portfolio                        PM
    Portfolio                                             BI      [ ] Pioneer Fund Portfolio                                  UP
[ ] Legg Mason Partners Variable Aggressive Growth                [ ] Pioneer Mid-Cap Value Portfolio                         FW
    Portfolio                                             SG      [ ] Pioneer Strategic Income Portfolio                      HP
[ ] Legg Mason Partners Variable All Cap Portfolio        AD      [ ] Putnam VT Small Cap Value Fund                          OP
[ ] Legg Mason Partners Variable Appreciation Portfolio   1N      [ ] Templeton Developing Markets Securities Fund            VQ
[ ] Legg Mason Partners Variable Equity Index Portfolio   GF      [ ] Templeton Foreign Securities Fund                       VG
[ ] Legg Mason Partners Variable High Income Portfolio    HH      [ ] Van Kampen LIT Comstock Portfolio                       NJ
[ ] Legg Mason Partners Variable Investors Portfolio      C2      [ ] Western Asset Management High Yield Bond Portfolio      UB
[ ] Legg Mason Partners Variable Large Cap Growth                 [ ] Western Asset Management U.S. Government Portfolio      GV
    Portfolio                                             AB      [ ] Fixed Account
[ ] Legg Mason Partners Variable Small Cap Growth
    Opportunities Portfolio                               C9
[ ] Legg Mason Partners Variable Social Awareness Stock
    Portfolio                                             SA
[ ] Legg Mason Partners Variable Total Return Portfolio   AE
------------------------------------------------------------------------------------------------------------------------------------
Will funding options selected be available on all money sources in the plan? If not, please specify restrictions in detail:



------------------------------------------------------------------------------------------------------------------------------------
Please identify how employer-directed sources are to be allocated. Under "Funding Option Name/Code," please print the funding options to which employer sources are to be directed. Under the "Trustee Account Allocation column," please list the appropriate percent(s). TAKEOVER PLAN NOTICE: UNLESS SPECIFIC INSTRUCTIONS TO THE CONTRARY ARE SPECIFIED IN SECTION VI, ASSETS TRANSFERRED TO
METLIFE WILL BE INVESTED IN THE BLACKROCK MONEY MARKET PORTFOLIO UNTIL METLIFE RECEIVES THE PARTICIPANT RECORDS TO BE PROCESSED.
------------------------------------------------------------------------------------------------------------------------------------
FUNDING OPTION NAME/CODE                                                                      TRUSTEE ACCOUNT ALLOCATION (Required)
------------------------                                                                      -------------------------------------

___________________________________________________________________________________________________________________________________%

___________________________________________________________________________________________________________________________________%

___________________________________________________________________________________________________________________________________%

___________________________________________________________________________________________________________________________________%
                                                                                                         (Must equal 100%)
------------------------------------------------------------------------------------------------------------------------------------

L-21158 A                          (BAR CODE)        ORDER NO. L-21158 REV. 5-06


                                                                          2 OF 5

------------------------------------------------------------------------------------------------------------------------------------
SECTION IV - PLAN COMPLIANCE INFORMATION
------------------------------------------------------------------------------------------------------------------------------------
Third Party Administrator                                         TPA Contact Name

_______________________________________________________________   __________________________________________________________________
TPA Address

____________________________________________________________________________________________________________________________________
TPA Phone Number:                                                 TPA Fax Number:

_______________________________________________________________   __________________________________________________________________
External Trustee (if applicable)                                  External Trustee Contact Name

_______________________________________________________________   __________________________________________________________________
External Trustee Address

____________________________________________________________________________________________________________________________________
Trustee Phone Number:                                             Trustee Fax Number:

_______________________________________________________________   __________________________________________________________________
------------------------------------------------------------------------------------------------------------------------------------
SECTION V - EXISTING PLAN ASSET INFORMATION
------------------------------------------------------------------------------------------------------------------------------------
Will this contract replace any existing Annuity Contract(s)?      [ ] Yes   [ ] No (If yes, complete information below.)
------------------------------------------------------------------------------------------------------------------------------------
Existing Company Name (Where are the Plan Assets?)

____________________________________________________________________________________________________________________________________
Existing Company Address

____________________________________________________________________________________________________________________________________
Existing Contract(s) & Number(s)

____________________________________________________________________________________________________________________________________
Existing Company Contact Name                                                   Phone Number

_____________________________________________________________________________   ____________________________________________________
Existing TPA (if different than Section IV)                                     Phone Number

_____________________________________________________________________________   ____________________________________________________
------------------------------------------------------------------------------------------------------------------------------------
SECTION VI - ADDITIONAL INFORMATION
------------------------------------------------------------------------------------------------------------------------------------
Please provide any additional information or unique processes specific to this plan:


------------------------------------------------------------------------------------------------------------------------------------
                                QUALIFIED CONTRACT OWNER TELEPHONE TRANSFER/ALLOCATION AUTHORIZATION
                                               (FOR USE WITH ALLOCATED CONTRACTS ONLY)
------------------------------------------------------------------------------------------------------------------------------------
The owner (the "owner") of the allocated annuity contract shown above hereby authorizes MetLife Insurance Company of Connecticut
(the "Company") to accept and act upon certain telephone and/or written instructions, as described below, from any participant who has an individual account under the contract.

The owner understands that participants choosing to participate in the program are subject to the specific terms and conditions of the program set forth in the separate authorization form that the participant must execute.

The Company may change, modify, amend, or replace the procedures, terms and conditions of the program at any time in its sole discretion.

This authorization applies to the following transactions:

1.   Telephone and/or written instructions requesting the transfer of all or any part of accumulated variable annuity contract values to a funding vehicle (hereinafter referred to as an "investment alternative") of the variable annuity contract;

2.   Telephone and/or written instructions requesting the allocation of all or any part of future contributions to an investment alternative of the variable annuity contract; and
------------------------------------------------------------------------------------------------------------------------------------
The owner understands and agrees that neither the Company nor any person acting on its behalf will be subject to any claim, loss, liability, cost or expense if it or they acted in good faith in reliance on this authorization, and this authorization will be in effect until the Company:

     -    receives written revocation from the Owner; and

     -    discontinues the privilege of telephone and/or written transfers, as the case may be.
------------------------------------------------------------------------------------------------------------------------------------
Telephone Transfer Privileges are included with Participant Accounting Services. If you do not wish to have Telephone Transfer
Privileges available to your plan participants you must opt out of this service by checking the deselection box below. PLEASE NOTE:
IF THIS BOX HAS NOT BEEN CHECKED, THE COMPANY ASSUMES TELEPHONE TRANSFER PRIVILEGES AUTHORIZATION.

[ ] I ELECT TO OPT OUT OF TELEPHONE TRANSFER PRIVILEGES
------------------------------------------------------------------------------------------------------------------------------------

L-21158 A                          (BAR CODE)        ORDER NO. L-21158 REV. 5-06


                                                                          3 OF 5

------------------------------------------------------------------------------------------------------------------------------------
                                                     NOTICES OF INSURANCE FRAUD

The following states require insurance applicants to be given a fraud warning statement. Please read the appropriate fraud warning statement for the state you reside in as indicated below.

ARKANSAS, LOUISIANA, NEW MEXICO: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to civil fines and criminal penalties.

COLORADO: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of life insurance, and civil damages. It is also unlawful for any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with respect to a settlement or award payable from insurance proceeds. Such acts shall be reported to the Colorado Division of Insurance with the Department of Regulatory Agencies to the extent required by applicable law.

DISTRICT OF COLUMBIA: WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

KENTUCKY: Any person who knowingly and with the intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

MAINE, TENNESSEE: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits.

NEW JERSEY: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

OHIO: A person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing false or deceptive statement is guilty of insurance fraud.

OKLAHOMA: WARNING: Any person who knowingly, and with the intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete, or misleading information is guilty of a felony.

PENNSYLVANIA: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

PUERTO RICO: Any person who, knowingly and with the intention to defraud, includes false information in an application for insurance or files, assists, or abets in the filing of a fraudulent claim to obtain payment of a loss or other benefit, or files more than one claim for the same damage or loss, commits a felony, and if found guilty shall be punished for each violation with a fine no less than five thousand dollars ($5,000), not to exceed ten thousand dollars ($10,000); or imprisoned for a fixed term of three (3)
years, or both. If aggravating circumstances exist, the fixed jail term may be increased to a maximum of five (5) years; and if mitigating circumstances are present, the jail term may be reduced to a minimum of two (2) years.
------------------------------------------------------------------------------------------------------------------------------------

L-21158 A                          (BAR CODE)        ORDER NO. L-21158 REV. 5-06


                                                                          4 OF 5

------------------------------------------------------------------------------------------------------------------------------------
ACKNOWLEDGEMENTS AND SIGNATURES REQUIRED
------------------------------------------------------------------------------------------------------------------------------------
ACKNOWLEDGMENTS: I understand that the contract will take effect when the first premium payment is received, and the application is approved in the Company's Home Office. All payments and values provided by the contract applied for, when based on investment experience of a separate account, are variable and there are no guarantees as to a fixed dollar amount. No agent is authorized to make changes to the contract or application. I understand that the Company may amend this contract to comply with changes in the
Internal Revenue Code and related Regulations. I understand that the Company will provide the Third Party Administrator for this plan with information that the Company maintains for use in preparing IRS Form 5500 and related schedules. I acknowledge receipt of the current prospectus(es) for this product.
------------------------------------------------------------------------------------------------------------------------------------
SIGNATURES REQUIRED:
------------------------------------------------------------------------------------------------------------------------------------
Trustee Name(s) (please print):

____________________________________________________________________________________________________________________________________
------------------------------------------------------------------------------------------------------------------------------------
Trustee Signature(s)

____________________________________________________________________________________________________________________________________
------------------------------------------------------------------------------------------------------------------------------------
I acknowledge that all data representations and signatures recorded by me or in my presence in response to my inquiry and request and all such presentations and signatures are accurate and valid to the best of my knowledge and belief.

Will the contract applied for replace any existing annuity contract or life insurance policy)? [ ] Yes   [ ] No
------------------------------------------------------------------------------------------------------------------------------------
Agent/Representative Name (Please print)        Social Security Number         Telephone #                      Fax #

_____________________________________________   ____________________________   ______________________________   ____________________
Agent/Representative Signature                  Date                           License Number

_____________________________________________   ____________________________   _____________________________________________________
Agent Representative Name (Please print)        Social Security Number         Telephone #                      Fax #

_____________________________________________   ____________________________   ______________________________   ____________________
Agent/Representative Signature                  Date                           License Number

_____________________________________________   ____________________________   _____________________________________________________
------------------------------------------------------------------------------------------------------------------------------------
FOR MLR USE ONLY (Circle one)
                                                             C/ E / G/ H
------------------------------------------------------------------------------------------------------------------------------------

L-21158 A                          (BAR CODE)        ORDER NO. L-21158 REV. 5-06


                                                                          5 OF 5